Exhibit 15

July 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 28, 2003 on our review of interim financial information of Rouge Industries, Inc. (the “Company”) as of and for the period ended June 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (No. 33-88518, No. 33-88520, No. 333- 53741 and No. 333-75620).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
PRICEWATERHOUSECOOPERS LLP